Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS

The Gabelli ABC Fund,
    a Series of Gabelli Investor Funds, Inc.

We have issued our report dated February 9, 2001, accompanying the financial statements incorporated by reference for the year ended December 31, 2000.

We consent to the incorporation by reference in the Post-Effective Amendment No. 12 to Registration Statement No. 33-54016 on Form N-1A of our report and to the use of our name under the headings "Financial Highlights" in the Prospectus, and "Independent Auditors" in the Statement of Additional Information, which is also part of such Registration Statement.

GRANT THORNTON LLP

New York, New York
April 26, 2001